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                                                                    EXHIBIT 23.5

                     CONSENT OF INFORMATION RESOURCES, INC.


Information Resources, Inc. ("IRI") hereby consents to the inclusion of the market information attached hereto as Exhibit A in the form set forth on Exhibit A (the "Data") provided by IRI to Balance Bar Company (the "Company") in the Registration Statement (File Number 333-49651) on Form S-1 (the "Registration Statement") of the Company relating to the public offering of common stock which also constitutes the prospectus included as part of the Registration Statement, including all amendments thereto.

The Company acknowledges that IRI compiles the Data based on data received by it from supermarkets and other retail outlets. As a result, IRI cannot guarantee the accuracy or completeness of such Data. IRI MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE DATA OR RESULTS TO BE OBTAINED BY THE COMPANY OR OTHERS FROM THE USE OF THE DATA.

The Company hereby agrees to indemnify IRI for any third party claims that may arise out of the use of the Data in the Registration Statements. IN NO EVENT SHALL IRI BE LIABLE TO THE COMPANY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL OR CONSEQUENTIAL, ARISING OUT OF OR IN CONNECTION WITH THE FURNISHING BY IRI OF THE DATA TO COMPANY AS SET FROTH HEREIN.

This Consent will not be valid unless signed by both parties.

                              INFORMATION RESOURCES, INC.

                              BY: /s/ Robin Bergman
                                 ----------------------------------------
                              TITLE: Vice President and Corporate Counsel
                                     ------------------------------------

                              BALANCE BAR COMPANY

                              BY: /s/ Thomas J. Flahie
                                  ---------------------------------------
                              TITLE: Senior Vice President of Finance
                                     ------------------------------------
                                     and Administration
                                     ------------------------------------

Dated of May 28, 1998
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                                   EXHIBIT A

Exhibit A consists of copies of the following pages from the registration statement as amended:

     Pages 5, 20, 28, and 29